Exhibit 99

MASCO CORPORATION REPORTS 45 PERCENT INCREASE IN 2016 SECOND QUARTER EARNINGS PER SHARE

Key Highlights

•	Sales for the second quarter increased 4 percent to $2.0 billion

•	Operating profit grew 20 percent to $335 million; adjusted operating profit grew 22 percent to $342 million

•	Operating profit margin for the quarter increased to 16.7 percent, a 220 basis point expansion; adjusted operating profit margin for the quarter increased to 17.1 percent, a 260 basis point expansion

•	Earnings per share for the quarter grew 45 percent to $0.45 per common share; adjusted earnings per share for the quarter grew 21 percent to $0.46 per common share

•	Board announces intent to increase annual dividend by $0.02 per share to $0.40 per share, beginning in the fourth quarter

TAYLOR, Mich. (July 26, 2016) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported strong net sales and operating profit growth in the second quarter of 2016, recording its highest second quarter operating margin since 2002.

“We continued our great start to 2016 with solid execution in the second quarter,” said Masco’s President and CEO, Keith Allman. “Our Plumbing segment in particular had an exceptional second quarter, with strong top- and bottom-line performance both in North America and internationally, and our Cabinetry segment continued to exceed expectations as it executed against its strategic plan to optimize sales mix and increase profitability. Additionally, we continued our disciplined capital allocation by reducing debt by $400 million, as planned, and returning nearly $120 million to shareholders through dividends and share repurchases during the quarter.”

2016 Second Quarter Commentary

•	On a reported basis, compared to second quarter 2015:

•	Net sales from continuing operations increased 4 percent to $2.0 billion

•	In local currency, North American sales increased 3 percent and international sales increased 9 percent

•	Gross margins improved to 35.0 percent from 33.0 percent

•	Operating margins improved to 16.7 percent from 14.5 percent

•	Income from continuing operations was $0.45 per common share, which included the $40 million debt extinguishment cost incurred during the quarter, compared to $0.31 per common share

•	Compared to second quarter 2015, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margins improved to 35.2 percent compared to 33.0 percent

•	Operating margins improved to 17.1 percent compared to 14.5 percent

•	Income from continuing operations was $0.46 per common share compared to $0.38 per common share

•	Liquidity at the end of the second quarter was approximately $1.1 billion

•	2.8 million shares were repurchased in the second quarter

2016 Second Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 9 percent (10 percent excluding the impact of foreign currency translation), driven by growth in the retail and wholesale channels

•	Decorative Architectural Products’ net sales matched last year, with growth from paints and other coating products and builders’ hardware offset by the timing and amount of promotions

•	Cabinetry Products’ net sales decreased 3 percent due to the exit of lower margin business in the builder channel, which was partially offset by growth and improved mix in the retail channel

•	Windows and Other Specialty Products’ net sales increased 3 percent (4 percent excluding the impact of foreign currency translation), led by our North American windows business

Outlook

“The fundamental demand drivers of our end markets remain robust,” said Allman. “Combined with these underlying fundamentals, our strong performance this quarter is evidence that we continue to successfully execute against our long-term growth strategies by leveraging our brand portfolio, our industry-leading positions and our Masco Operating System. Reflecting confidence in Masco’s future outlook, our Board of Directors intends to increase our annual dividend by $0.02 per share to $0.40 per share, beginning with the quarterly dividend to be paid in the fourth quarter of 2016.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2016 second quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, July 26, 2016 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 34096856. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 34096856. The telephone replay will be available approximately two hours after the end of the call and continue through August 26, 2016.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to sustain the performance of our cabinetry businesses, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Six Months Ended June 30, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$2,001	$1,929	$3,721	$3,588
Cost of sales	1,301	1,292	2,452	2,456
Gross profit	700	637	1,269	1,132

Selling, general and administrative expenses	365	358	700	688
Operating profit	335	279	569	444

Other income (expense), net:
Interest expense	(87)	(61)	(143)	(117)
Other, net	5	3	4	4
	(82)	(58)	(139)	(113)
Income from continuing operations before income taxes	253	221	430	331

Income tax expense	(90)	(102)	(148)	(142)
Income from continuing operations	163	119	282	189

Loss from discontinued operations, net	—	(4)	—	(1)
Net income	163	115	282	188

Less: Net income attributable to noncontrolling interest	13	10	23	19
Net income attributable to Masco Corporation	$150	$105	$259	$169

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.45	$0.31	$0.77	$0.48
Loss from discontinued operations, net	—	(0.01)	—	—
Net income	$0.45	$0.30	$0.77	$0.48

Average diluted common shares outstanding	331	344	333	346

Amounts attributable to Masco Corporation:
Income from continuing operations	$150	$109	$259	$170
Loss from discontinued operations, net	—	(4)	—	(1)
Net income attributable to Masco Corporation	$150	$105	$259	$169

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Six Months Ended June 30, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,001	$1,929	$3,721	$3,588

Gross profit, as reported	$700	$637	$1,269	$1,132
Rationalization charges	5	—	6	1
Gross profit, as adjusted	$705	$637	$1,275	$1,133

Gross margin, as reported	35.0%	33.0%	34.1%	31.5%
Gross margin, as adjusted	35.2%	33.0%	34.3%	31.6%

Selling, general and administrative expenses, as reported	$365	$358	$700	$688
Rationalization charges	2	1	4	6
Selling, general and administrative expenses, as adjusted	$363	$357	$696	$682

Selling, general and administrative expenses as percent of net sales, as reported	18.2%	18.6%	18.8%	19.2%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.1%	18.5%	18.7%	19.0%

Operating profit, as reported	$335	$279	$569	$444
Rationalization charges	7	1	10	7
Operating profit, as adjusted	$342	$280	$579	$451

Operating margin, as reported	16.7%	14.5%	15.3%	12.4%
Operating margin, as adjusted	17.1%	14.5%	15.6%	12.6%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$253	$221	$430	$331
Rationalization charges	7	1	10	7
Gain from auction rate securities	(1)	—	(1)	—
Gains from private equity funds, net	(1)	(2)	(1)	(4)
Earnings from equity investments, net	—	(2)	(1)	(2)
Income from continuing operations before income taxes, as adjusted	258	218	437	332
Tax at 36% rate	(93)	(78)	(157)	(120)
Less: Net income attributable to noncontrolling interest	13	10	23	19
Income from continuing operations, as adjusted	$152	$130	$257	$193

Income per common share, as adjusted	$0.46	$0.38	$0.77	$0.56

Average diluted common shares outstanding	331	344	333	346
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited

(dollars in millions)

	June 30, 2016	December 31, 2015
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$956	$1,468
Short-term bank deposits	135	248
Receivables	1,113	853
Inventories	765	687
Prepaid expenses and other	88	72
Total Current Assets	3,057	3,328

Property and equipment, net	1,039	1,027
Goodwill	840	839
Other intangible assets, net	156	160
Other assets	232	310
Total Assets	$5,324	$5,664

Liabilities
Current Liabilities:
Accounts payable	$913	$749
Notes payable	3	1,004
Accrued liabilities	716	752
Total Current Liabilities	1,632	2,505

Long-term debt	2,993	2,403
Other liabilities	629	698
Total Liabilities	5,254	5,606

Equity	70	58
Total Liabilities and Equity	$5,324	$5,664

	As of
	June 30, 2016	June 30, 2015
Other Financial Data
Working Capital Days
Receivable days	50	51
Inventory days	57	58
Payable days	71	68
Working capital	$965	$995
Working capital as a % of sales (LTM)	13.3%	14.0%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows
and Other Financial Data - Unaudited

(dollars in millions)

	Six Months Ended June 30,
	2016	2015
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$357	$355
Working capital changes	(243)	(216)
Net cash from operating activities	114	139

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,300)	(500)
Purchase of Company common stock	(168)	(207)
Cash dividends paid	(63)	(62)
Dividend paid to noncontrolling interest	(31)	(36)
Cash distributed to TopBuild Corp.	—	(63)
Issuance of TopBuild Corp. debt	—	200
Issuance of notes, net of issuance costs	889	497
Issuance of Company common stock	1	—
Excess tax benefit from stock-based compensation	12	15
Credit Agreement and other financing costs	—	(3)
Decrease in debt, net	(2)	—
Net cash for financing activities	(662)	(159)

Cash Flows From (For) Investing Activities:
Capital expenditures	(79)	(70)
Other, net	124	10
Net cash from (for) investing activities	45	(60)

Effect of exchange rate changes on cash and cash investments	(9)	(6)

Cash and Cash Investments:
Decrease for the period	(512)	(86)
At January 1	1,468	1,383
At June 30	$956	$1,297

	As of June 30,
	2016	2015
Liquidity
Cash and cash investments	$956	$1,297
Short-term bank deposits	135	210
Total Liquidity	$1,091	$1,507

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2016 and 2015

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Plumbing Products
Net sales	$923	$846	9%	$1,736	$1,642	6%

Operating profit, as reported	$188	$138		$317	$249
Operating margin, as reported	20.4%	16.3%		18.3%	15.2%

Rationalization charges	4	—		6	1
Operating profit, as adjusted	192	138		323	250
Operating margin, as adjusted	20.8%	16.3%		18.6%	15.2%

Depreciation and amortization	14	14		28	28

EBITDA, as adjusted	$206	$152		$351	$278

Decorative Architectural Products
Net sales	$620	$622	—%	$1,113	$1,073	4%

Operating profit, as reported	$139	$133		$244	$216
Operating margin, as reported	22.4%	21.4%		21.9%	20.1%

Depreciation and amortization	4	4		8	8

EBITDA	$143	$137		$252	$224

Cabinetry Products
Net sales	$261	$269	(3)%	$497	$518	(4)%

Operating profit, as reported	$34	$15		$58	$11
Operating margin, as reported	13.0%	5.6%		11.7%	2.1%

Rationalization charges	3	—		4	2
Operating profit, as adjusted	37	15		62	13
Operating margin, as adjusted	14.2%	5.6%		12.5%	2.5%

Depreciation and amortization	5	6		10	13

EBITDA, as adjusted	$42	$21		$72	$26

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2016 and 2015

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Windows and Other Specialty Products
Net sales	$197	$192	3%	$375	$355	6%

Operating (loss) profit, as reported	$(2)	$21		$1	$27
Operating margin, as reported	(1.0)%	10.9%		0.3%	7.6%

Depreciation and amortization	5	4		10	8

EBITDA	$3	$25		$11	$35

Total
Net sales	$2,001	$1,929	4%	$3,721	$3,588	4%

Operating profit, as reported - segment	$359	$307		$620	$503
General corporate expense, net (GCE)	(24)	(28)		(51)	(59)
Operating profit, as reported	335	279		569	444
Operating margin, as reported	16.7%	14.5%		15.3%	12.4%

Rationalization charges - segment	7	—		10	3
Rationalization charges - GCE	—	1		—	4
Operating profit, as adjusted	342	280		579	451
Operating margin, as adjusted	17.1%	14.5%		15.6%	12.6%

Depreciation and amortization - segment	28	28		56	57
Depreciation and amortization - non-operating	6	3		10	5

EBITDA, as adjusted	$376	$311		$645	$513

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Six Months Ended June 30, 2016 and 2015

(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
North American
Net sales	$1,598	$1,554	3%	$2,948	$2,836	4%

Operating profit, as reported	$299	$260		$514	$411
Operating margin, as reported	18.7%	16.7%		17.4%	14.5%

Rationalization charges	5	—		7	2
Operating profit, as adjusted	304	260		521	413
Operating margin, as adjusted	19.0%	16.7%		17.7%	14.6%

Depreciation and amortization	19	19		38	39

EBITDA, as adjusted	$323	$279		$559	$452

International
Net sales	$403	$375	7%	$773	$752	3%

Operating profit, as reported	$60	$47		$106	$92
Operating margin, as reported	14.9%	12.5%		13.7%	12.2%

Rationalization charges	2	—		3	1
Operating profit, as adjusted	62	47		109	93
Operating margin, as adjusted	15.4%	12.5%		14.1%	12.4%

Depreciation and amortization	9	9		18	18

EBITDA, as adjusted	$71	$56		$127	$111

Total
Net sales	$2,001	$1,929	4%	$3,721	$3,588	4%

Operating profit, as reported - segment	$359	$307		$620	$503
General corporate expense, net (GCE)	(24)	(28)		(51)	(59)
Operating profit, as reported	335	279		569	444
Operating margin, as reported	16.7%	14.5%		15.3%	12.4%

Rationalization charges - segment	7	—		10	3
Rationalization charges - GCE	—	1		—	4
Operating profit, as adjusted	342	280		579	451
Operating margin, as adjusted	17.1%	14.5%		15.6%	12.6%

Depreciation and amortization - segment	28	28		56	57
Depreciation and amortization - non-operating	6	3		10	5

EBITDA, as adjusted	$376	$311		$645	$513

Historical information is available on our website.